Exhibit 21
SUBSIDIARIES OF OXFORD INDUSTRIES, INC.
     The following table lists each subsidiary of Oxford Industries, Inc. indented under the name of its immediate parent, the percentage of each subsidiary’s voting securities beneficially owned by its immediate parent and the jurisdiction under the laws of which each subsidiary was organized:

		Jurisdiction of
	% of Voting	Incorporation or
Name	Securities	Organization
Oxford Industries, Inc.
Oxford Garment, Inc.	100	Delaware
Lionshead Clothing Company	100	Delaware
SFI of Oxford Acquisition Corporation	100	Delaware
Oxford Lockbox, Inc.	100	Delaware
Piedmont Apparel Corporation	100	Delaware
Tommy Bahama Group, Inc.	100	Delaware
Oxford Caribbean, Inc.	100	Delaware
Oxford Private Limited of Delaware, Inc.	100	Delaware
Viewpoint Marketing, Inc.	100	Florida
Oxford International, Inc.	100	Georgia
Ben Sherman Clothing, Inc.	100	Georgia
Oxford Industries Foundation, Inc.	100	Georgia
Oxford of South Carolina, Inc.	100	South Carolina
Oxford Products (International) Limited	99.99[1]	Hong Kong
Oxford of Europe	100	United Kingdom
Camisas Bahia Kino S.A. de C.V.	100	Mexico
Industrias Lanier de Honduras S. de R.L.	50[2]	Guatemala
Manufacturera de Sonora, S.A. de CV	99[3]	Mexico
Piedmont Apparel Corporation
Patch Licensing LLC	66-2/3[4]	Delaware
Tommy Bahama Group, Inc.
Tommy Bahama R&R Holdings, Inc.	100	Delaware
Oxford Caribbean, Inc.
Q.R. Fashions S. de R.L.	100	Honduras
Oxford Private Limited of Delaware, Inc.
Ben Sherman Holdings Limited	100	United Kingdom
Oxford International, Inc.
Oxford de Colon, S.A.	100	Costa Rica
Oxford Internacional de Guatemala Sociedad Anonima	99	Guatemala
Oxford Products (International) Limited

[1]	One share of Oxford Products (International) Limited owned by Oxford International, Inc. Oxford Products (International) Limited has 150,000 shares issued and outstanding.

[2]	50% of the voting securities of Industrias Lanier de Honduras S.A. are owned by Oxford Caribbean, Inc.

[3]	1% of the voting securities of Manufacturera de Sonora, S.A. de CV are owned by Oxford International, Inc.

[4]	33-1/3% of the membership interests of Patch Licensing LLC are owned by an entity unaffiliated with Oxford Industries, Inc.

		Jurisdiction of
	% of Voting	Incorporation or
Name	Securities	Organization
Oxford Apparel (HK) Limited	100	Hong Kong
Industrias Oxford de Merida, S.A. de CV	99[1]	Mexico
Oxford Phillipines, Inc.	96.25[2]	Phillippines
Oxford Apparel (HK) Limited
Maxsend Trading Limited	100	Hong Kong
Tommy Bahama R&R Holdings, Inc.
Tommy Bahama Beverages, LLC	100	Delaware
Tommy Bahama Beverages, LLC
Tommy Bahama Texas Beverages, LLC	100	Texas
Ben Sherman Holdings Limited
Oxford Industries (UK2) Limited	100	United Kingdom
Oxford Industries (UK2) Limited
Oxford Industries (UK3) Limited	100	United Kingdom
Oxford Industries (UK3) Limited
Ben Sherman Limited	100	United Kingdom
Ben Sherman Limited
Ben Sherman Group Limited	100	United Kingdom
Ben Sherman Group Limited
Textile Caledonia Investments Limited	100	United Kingdom
Sherman Cooper Marketing Limited	100	United Kingdom
Ben Sherman (Manufacturing) Limited	100	United Kingdom
Ben Sherman (Lurgan) Limited	100	United Kingdom
The Branded Shirt Co. Limited	100	United Kingdom
Neal and Cooper Limited	100	United Kingdom
Dunkeld Fashions Limited	100	United Kingdom
Tern Shirts Limited	100	United Kingdom
Slix Limited	100	United Kingdom
Rodeo International Limited	100	United Kingdom
Ben Sherman Australia (Pty) Ltd.	100	Australia

[1]	1% of the voting securities of Industrias Oxford de Merida, S.A. de CV are owned by Oxford Industries, Inc.

[2]	3.74% of the voting securities of Oxford Phillipines, Inc. are owned by Oxford Industries, Inc. Nominal ownership interests of certain of the voting securities of Oxford Phillippines, Inc. are owned by various individual employees.

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